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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            ILLINOIS TOOL WORKS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

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[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act
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     paid previously. Identify the previous filing by registration statement
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SEC 1913 (02-02)

                        [ILLINOIS TOOL WORKS INC. LOGO]

                            ILLINOIS TOOL WORKS INC.

                             3600 WEST LAKE AVENUE
                            GLENVIEW, ILLINOIS 60025

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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------

                              FRIDAY, MAY 7, 2004
                                   3:00 P.M.

                           THE NORTHERN TRUST COMPANY
                            50 SOUTH LASALLE STREET
                               CHICAGO, ILLINOIS

       ITW is holding its 2004 Annual Meeting for the following purposes:

        1. To elect ten directors for the upcoming year; and

        2. To ratify the appointment of Deloitte & Touche LLP.

       The Board of Directors recommends that you vote FOR each of the director nominees and FOR the ratification of the appointment of Deloitte & Touche LLP as ITW's independent public accountants for 2004.

       Stockholders of record on March 9, 2004 are entitled to vote.

       It is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To be certain that your shares are represented, please sign, date and return the enclosed proxy card as soon as possible or vote by telephone or the internet by following the instructions on the proxy card. Whatever method you choose, please vote as soon as possible. You may revoke your proxy at any time before it is voted at the Annual Meeting.

       Our Annual Report for 2003 is enclosed.

                                       By Order of the Board of Directors,
                                             Stewart S. Hudnut
                                                 Secretary

March 12, 2004

                            ILLINOIS TOOL WORKS INC.

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                                PROXY STATEMENT
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                               TABLE OF CONTENTS

                                                                Page
                                                                ----
Questions and Answers.......................................      1
Election of Directors.......................................      4
Board of Directors and Its Committees.......................      7
Corporate Governance Policies and Practices.................      9
Director Compensation.......................................     10
Ownership of ITW Stock......................................     11
Section 16(a) Beneficial Ownership Reporting Compliance.....     14
Executive Compensation......................................     14
Equity Compensation Plan Information........................     17
Report of the Compensation Committee on Executive
   Compensation.............................................     18
Company Performance.........................................     20
Report of the Audit Committee...............................     21
Ratification of the Appointment of Independent Public
   Accountants..............................................     23
Audit Committee Charter.....................................    A-1
Board Independence Standards................................    B-1

                           ANNUAL REPORT ON FORM 10-K

       YOU MAY REVIEW AND DOWNLOAD A COPY OF ITW'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, INCLUDING SCHEDULES, THAT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY ACCESSING OUR WEBSITE, WWW.ITW.COM, OR BY WRITING TO: STEWART S. HUDNUT, SECRETARY, ILLINOIS TOOL WORKS INC., 3600 WEST LAKE AVENUE, GLENVIEW, ILLINOIS 60025.

       This proxy statement and form of proxy are first being sent to stockholders on or about March 12, 2004.

                             QUESTIONS AND ANSWERS

       Following are questions often asked by stockholders of publicly held companies. We hope that the answers will assist you in casting your vote.

WHAT AM I VOTING ON?

       We are soliciting your vote on:

        1. The election of ten directors for the upcoming year; and

        2. The ratification of the appointment of Deloitte & Touche LLP as ITW's independent public accountants for 2004.

WHO MAY VOTE?

       Stockholders at the close of business on March 9, 2004, the record date, may vote. On that date, there were 309,476,550 shares of ITW common stock outstanding.

HOW MANY VOTES DO I HAVE?

       Each share of ITW common stock that you own entitles you to one vote.

HOW DO I VOTE?

       You may vote your shares in one of the following four ways:

1.   By mail:       Complete the proxy card and sign, date and return
                    it in the enclosed envelope;
2.   By telephone:  Call the toll-free number on the proxy card, enter the holder account number and the proxy
                    access number from the proxy card, and follow the
                    recorded instructions;
3.   By internet:   Go to the website listed on the proxy card, enter
                    the holder account number and the proxy access
                    number from the proxy card, and follow the
                    instructions provided; or
4.   In person:     Attend the Annual Meeting, where ballots will be
                    provided.

If you hold your shares through a bank or broker that does not offer telephone or internet voting, please complete and return your proxy card by mail.

HOW DOES DISCRETIONARY VOTING AUTHORITY APPLY?

       If you sign, date and return your proxy card, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to Marvin D. Brailsford, Susan Crown and Harold B. Smith to vote on the items discussed in these proxy materials and on any other matter that is properly raised at the Annual Meeting. If you do not indicate how you want to vote, your proxy will be voted FOR the election of each director nominee and

FOR the ratification of the appointment of Deloitte & Touche LLP as ITW's independent public accountants and FOR or AGAINST any other properly raised matter at the discretion of Ms. Crown and Messrs. Brailsford and Smith.

MAY I REVOKE MY PROXY?

       You may revoke your proxy at any time before it is voted at the Annual Meeting in one of four ways:

        1. Notify ITW's Secretary in writing before the Annual Meeting that you wish to revoke your proxy;

        2. Submit another proxy with a later date;

        3. Vote by telephone or internet after you have given your proxy; or

        4. Vote in person at the Annual Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

       Your shares are likely registered differently or are in more than one account. You should sign and return all proxy cards to guarantee that all of your shares are voted.

WHAT CONSTITUTES A QUORUM?

       The presence, in person or by proxy, of the holders of a majority of ITW shares entitled to vote at the Annual Meeting constitutes a quorum. Your shares will be considered part of the quorum if you return a signed and dated proxy card or if you vote by telephone or internet. Abstentions and broker non-votes are counted as "shares present" at the meeting for purposes of determining if a quorum exists. A broker non-vote occurs when a broker submits a proxy that does not indicate a vote as to a proposal because he or she does not have voting authority and has not received voting instructions from you.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

       ELECTION OF DIRECTORS: The ten nominees who receive the highest number of votes will be elected. If you do not want to vote your shares for a particular nominee, you may indicate that in the space provided on the proxy card or withhold authority as prompted during telephone or internet voting. Broker non-votes and votes to withhold authority for one or more nominees are not considered shares voted and will not affect the outcome of the vote.

       RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC
ACCOUNTANTS: Although we are not required to submit the appointment of our independent public accountants to a vote of stockholders, we believe that it is appropriate to ask that you ratify the appointment. Ratification of the appointment of Deloitte & Touche LLP as ITW's independent public accountants requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote. An abstention will have the effect of a vote against the proposal since it is one fewer vote for approval, but a broker non-vote will have no effect.

HOW DO I SUBMIT A STOCKHOLDER PROPOSAL?

       To be considered for inclusion in our proxy statement for the May 2005 Annual Meeting, a stockholder proposal must be received no later than November 12, 2004. Your proposal must be in writing and must comply with the proxy rules of the Securities and Exchange Commission (SEC). You may also submit a proposal that you do not want included in the proxy statement, but that you want to raise at the May 2005 Annual Meeting. If you submit that proposal after January 26, 2005, then SEC rules permit the individuals named in the proxies solicited by ITW's Board of Directors for that meeting to exercise discretionary voting power as to that proposal. You should send your proposal to our Secretary at our address on the cover of this proxy statement.

HOW DO I NOMINATE A DIRECTOR?

       If you wish to nominate an individual for election as director at the May 2005 Annual Meeting, our Secretary must receive your written nomination by December 31, 2004. Our by-laws require that your nomination include: (1) your name and address; (2) the name, age and home and business addresses of the nominee; (3) the principal occupation or employment of the nominee; (4) the number of shares of ITW stock that the nominee beneficially owns; (5) a statement that the nominee is willing to be nominated and serve as a director; and (6) any other information regarding the nominee that would be required by the SEC to be included in a proxy statement had ITW's Board of Directors nominated that individual. Any nomination that you make must be approved by the Corporate Governance and Nominating Committee as well as by the Board of Directors.

WHO PAYS TO PREPARE, MAIL AND SOLICIT THE PROXIES?

       ITW will pay all of the costs of preparing and mailing the proxy statement and soliciting these proxies. We will ask brokers, dealers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials and our Annual Report to the beneficial owners of ITW common stock. Upon request, we will reimburse them for their reasonable expenses. In addition to mailing proxy materials, our officers, directors and employees may solicit proxies in person, by telephone or otherwise.

                             ELECTION OF DIRECTORS

       Stockholders will elect ten directors at the Annual Meeting. The individuals listed below have been nominated by the Board of Directors as recommended by the Corporate Governance and Nominating Committee. Each director will serve until the May 2005 Annual Meeting, until a qualified successor director has been elected, or until he or she resigns or is removed by the Board of Directors.

       We will vote your shares as you specify on the enclosed proxy card, by telephone or by internet. If you do not specify how you want your shares voted, we will vote them FOR the election of all the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares FOR that other person. The Board of Directors does not anticipate that any nominee will be unable to serve. The nominees have provided the following information about themselves:


[W.F. ALDINGER PHOTO]   WILLIAM F. ALDINGER, 56, has served as the Chairman and
                        Chief Executive Officer of Household International, Inc., a
                        subsidiary of HSBC plc, a consumer finance company, since
                        1996. He serves on the boards of Household International,
                        Inc., Household Finance Company, AT&T and MasterCard
                        International. Mr. Aldinger has served as a director of ITW since 1998.

[MICHAEL J. BIRCK       MICHAEL J. BIRCK, 66, has served as the Chairman of Tellabs,
   PHOTO]               Inc. since 2000 and Chief Executive Officer from 2002 to
                        February 2004. Mr. Birck founded Tellabs and served as
                        President and Chief Executive Officer from 1975 to 2000.
                        Tellabs designs, manufactures, markets and services voice
                        and data equipment. He is a director of Molex, Inc. and
                        Tellabs, Inc. Mr. Birck has served as a director of ITW
                        since 1996.

[MARVIN D. BRAILSFORD   MARVIN D. BRAILSFORD, 65, is a retired Vice President of
   PHOTO]               Kaiser-Hill Company LLC, a construction and environmental
                        services company. Prior to his employment with Kaiser-Hill, he served with the United States Army for 33 years, retiring with the rank of Lieutenant General. Mr. Brailsford is a
                        director of Conn's Inc. and has served as a director of ITW since 1996.


[JAMES R. CANTALUPO     JAMES R. CANTALUPO, 60, has been Chairman and Chief
   PHOTO]               Executive Officer of McDonald's Corporation, a restaurant
                        chain, since January 2003, previously serving as President and Vice Chairman, Emeritus in 2002 and President and Vice
                        Chairman from 1999 through 2001. He served as Vice Chairman of McDonald's Corporation and Chairman and Chief Executive
                        Officer of McDonald's International from 1998 to 1999. He
                        serves on the board of McDonald's Corporation and has served as a director of ITW since 2001.

[SUSAN CROWN PHOTO]     SUSAN CROWN, 45, has been Vice President of Henry Crown and
                        Company, a business with diversified investments, since
                        1984. She is a director of Northern Trust Corporation and
                        its subsidiary, The Northern Trust Company. Ms. Crown has
                        served as a director of ITW since 1994.

[DON H. DAVIS PHOTO]    DON H. DAVIS, JR., 64, has been Chairman of the Board of
                        Rockwell Automation, Inc. (formerly Rockwell International
                        Corporation), a global provider of industrial automation
                        power, control and information solutions, since 1998 and
                        Chief Executive Officer from 1997 to February 2004. He is a director of Rockwell Automation, Inc., Apogent Technologies
                        Inc., Ciena Corporation and Journal Communications, Inc. Mr.
                        Davis has served as a director of ITW since 2000.

[W. JAMES FARRELL       W. JAMES FARRELL, 61, has been Chairman of ITW since 1996,
   PHOTO]               Chief Executive Officer since 1995 and has 38 years of
                        service with ITW. He is a director of Allstate Insurance
                        Company, Sears Roebuck & Co., Kraft Foods, Inc. and UAL
                        Corp. Mr. Farrell has served as a director of ITW since
                        1995.


[ROBERT C. MCCORMACK    ROBERT C. MCCORMACK, 64, has been a Partner of Trident
   PHOTO]               Capital LP, a venture capital firm, since 1993. From 1987 to
                        1993, Mr. McCormack served successively as Deputy Under
                        Secretary of Defense and Assistant Secretary of the Navy
                        (Finance and Comptroller). He is a director of DeVry, Inc.,
                        Mead Westvaco Corp. and the Northern Trust Corporation and
                        its subsidiary, The Northern Trust Company. Mr. McCormack
                        has served as a director of ITW since 1993, and previously served as a director of ITW from 1978 through 1987.

[ROBERT S. MORRISON     ROBERT S. MORRISON, 61, is a retired Vice Chairman of
   PHOTO]               PepsiCo, Inc., a beverage and food products company, serving from 2001 to 2003. From 1997 to 2001, prior to its merger
                        with PepsiCo, he was Chairman, President and Chief Executive
                        Officer of The Quaker Oats Company. Mr. Morrison is a
                        director of 3M, The Tribune Company and Aon Corporation. Mr.
                        Morrison has been a director of ITW since 2003.

[HAROLD B. SMITH        HAROLD B. SMITH, 70, is a retired officer of ITW and is a
   PHOTO]               director of W.W. Grainger Inc., Northern Trust Corporation and its subsidiary, The Northern Trust Company. Mr. Smith
                        has served as a director of ITW since 1968.

                     BOARD OF DIRECTORS AND ITS COMMITTEES

       ITW's Board of Directors met five times during 2003. In addition to meetings of the full Board, directors attended meetings of Board committees and independent directors met five times in regularly scheduled executive sessions. The Chairmen of each of the Board of Directors' standing committees rotate as the Chairman of executive sessions of the independent directors. The Board of Directors has standing audit, compensation, corporate governance and nominating, and finance committees. Under the terms of their charters, each member of the audit, compensation and corporate governance and nominating committees must meet applicable New York Stock Exchange and Securities and Exchange Commission independence requirements. ITW encourages its directors to attend all Board and committee meetings and the Annual Meeting of Stockholders. In 2003, all of the directors attended 100% of the meetings of the Board and its committees, as well as the Annual Meeting of Stockholders.

AUDIT COMMITTEE

Meetings in 2003:           4
Members:                    James R. Cantalupo (Chairman)
                            William F. Aldinger
                            Michael J. Birck
                            Marvin D. Brailsford
                            Don H. Davis, Jr.
Function:                   Responsible for the engagement of independent public
                            accountants; assisting the Board with respect to matters
                            involving and overseeing accounting, financial reporting and internal audit functions; integrity of ITW's financial
                            statements; compliance with legal and regulatory
                            requirements; independence and performance of ITW's
                            independent public accountants; and performance of ITW's
                            internal audit function. The Board has revised the charter that specifies the composition and responsibilities of the
                            Committee. Additional information on the Committee and its activities is set forth in the "Report of the Audit
                            Committee" on page 22 and in Appendix A -- Charter of the
                            Audit Committee.

COMPENSATION COMMITTEE

Meetings in 2003:           3
Members:                    William F. Aldinger (Chairman)
                            Michael J. Birck
                            James R. Cantalupo
                            Susan Crown
                            Robert C. McCormack
                            Robert S. Morrison
Function:                   Establishes and oversees executive compensation policies;
                            recommends to the other independent directors compensation for the Chief Executive Officer; approves compensation for executive officers; and makes recommendations on new
                            incentive-compensation and equity-based plans or amendments.
                            Additional information on the Committee and its activities is set forth in the "Report of the Compensation Committee on
                            Executive Compensation" on page 18.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Meetings in 2003:           1
Members:                    Marvin D. Brailsford (Chairman)
                            James R. Cantalupo
                            Susan Crown
                            Don H. Davis, Jr.
Function:                   Identifies, evaluates and recommends director candidates;
                            develops, administers and recommends corporate governance
                            guidelines; oversees the evaluation of the Board and
                            management; and makes recommendations as to Board committees and Board size.

FINANCE COMMITTEE

Meetings in 2003:           1
Members:                    Robert C. McCormack (Chairman)
                            William F. Aldinger
                            Don H. Davis, Jr.
                            Robert S. Morrison
                            Harold B. Smith
Function:                   Reviews, evaluates and recommends to the Board management's proposals relating to ITW's financing, investment portfolio and real estate investments.

                  CORPORATE GOVERNANCE POLICIES AND PRACTICES

GENERAL

       We have long believed that good corporate governance is important to assure that ITW is managed for the long-term benefit of its stockholders. In that regard, we have reviewed our corporate governance policies and practices for compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations of the Securities and Exchange Commission, and the new listing standards of the New York Stock Exchange, or NYSE.

       Based on this review, our Board of Directors has adopted or revised charters for our Audit, Compensation, and Corporate Governance and Nominating Committees. In addition, we maintain a corporate governance section on our website, which includes the charters of these committees; ITW's Statement of Principles of Conduct; and ITW's Code of Ethics for the Chief Executive Officer and key financial and accounting personnel. In addition, we will promptly post any amendments to or waivers of the Code of Ethics on our website. You can find this and other corporate governance information at WWW.ITW.COM.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

       You may communicate with any of our directors or with the independent directors as a group by sending an e-mail to INDEPENDENTDIRECTORS@ITW.COM or by writing to the Independent Directors c/o the Corporate Secretary at our address on the cover of this proxy statement.

BOARD INDEPENDENCE

       Our Board conducts an annual review as to whether each of our directors meets the applicable independence standards of the NYSE. Pursuant to the recently adopted NYSE listing standards, our Board of Directors has adopted categorical standards to assist it in making its determination of director independence. In addition, a director will not be considered independent unless the Board of Directors determines that the director has no material relationship with ITW (either directly or as a partner, shareholder or officer of an organization that has a relationship with ITW). A copy of these standards is attached as Appendix B.

       The Board has determined that each of the current directors standing for re-election, except the Chairman of the Board and Chief Executive Officer, has no material relationship with ITW other than as a director and is independent within the meaning of ITW's Categorical Standards for Director Independence and the listing standards of the NYSE. In making its determination, the Board of Directors has broadly considered all relevant facts and circumstances.

DIRECTOR CANDIDATES

       Our by-laws permit stockholders to nominate directors for consideration at an annual stockholder meeting. The policy of the Corporate Governance and Nominating Committee is to consider a properly submitted stockholder nomination for election as director. For a description of the process for submitting a director candidate in accordance with ITW's by-laws, see "Questions and Answers -- How do I nominate a director?" on page 3.

       Our directors play a critical role in guiding ITW's strategic direction and oversee the management of ITW. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders, and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of the global manufacturing environment. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their duties and responsibilities to ITW.

       The Corporate Governance and Nominating Committee, our Chairman and CEO or other members of the Board of Directors may identify a need to add new members to the Board of Directors with specific criteria or simply to fill a vacancy on the Board. The Corporate Governance and Nominating Committee will initiate a search, seeking input from Board members and senior management and, to the extent it deems appropriate, engaging a search firm. An initial qualified candidate or a slate of qualified candidates will be identified and presented to the Committee for its evaluation and approval. The Committee then seeks full Board endorsement of the selected candidate.

       Assuming that a properly submitted stockholder recommendation for a director candidate has been received, the Corporate Governance and Nominating Committee will evaluate that candidate by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by other sources, but the Committee has no obligation to recommend the candidate for nomination.

                             DIRECTOR COMPENSATION

ANNUAL RETAINER AND ATTENDANCE FEES

       The annual retainer for non-management directors is $40,000, the fee for each Board or committee meeting attended is $2,000, and the annual fee for committee chairs is an additional $3,000, except for the Audit Committee chairman, whose annual fee is $10,000. Non-management directors can defer receipt of all or a portion of their annual retainer, chair and meeting fees until retirement or resignation. Deferred fee amounts are credited with interest at current rates.

NON-EMPLOYEE DIRECTORS' FEE CONVERSION PLAN

       In order to link director compensation with stockholder interests, non-management directors are given the opportunity to elect annually to receive all or a portion of their annual retainer, chairman and meeting fees in an equivalent value of ITW common stock pursuant to the Non-Employee Directors' Fee Conversion Plan. The number of ITW shares to be issued to a director is determined by dividing the dollar amount of the fee subject to the election by the closing price of ITW common stock on the date the fee otherwise would have been paid in cash. A director can also elect to defer receipt of the shares, in which case the deferred shares are credited as stock units to an account in the director's name. The account receives additional credit for cash dividends and is adjusted for stock dividends, splits, combinations or other changes in ITW common stock. The stock units in a director's account are distributed as shares of ITW common stock upon retirement, resignation or a corporate change (as defined in the 1996 Stock Incentive Plan), with any fractional shares paid in cash.

RESTRICTED ITW COMMON STOCK

       In 1995, the stockholders approved a plan whereby a portion of each non-management director's compensation includes the periodic grant of restricted ITW common stock, thereby directly linking another element of director compensation with stockholder interests. In February 2004, each non-management director of ITW received an award of 900 restricted shares. Restricted shares vest as follows: 450 shares shall become non-forfeitable on each of January 3, 2005 and January 2, 2006, and all 900 will fully vest upon death or retirement. A director cannot sell the shares until the earliest of retirement from the Board, death or January 2, 2006. A director who terminates service on the Board other than for death or retirement prior to January 2006 will forfeit any unvested restricted shares.

PHANTOM ITW STOCK

       To tie a further portion of their compensation to stockholder interests, non-management directors of ITW are granted 1,000 units of phantom stock upon first becoming a director. The value of each unit equals the market value of one share of ITW common stock. Additional units are credited to a director's phantom stock account in an amount equivalent to cash dividends paid on ITW stock. Accounts are adjusted for stock dividends, stock splits, combinations or similar changes. A director is eligible for a cash distribution from his or her account at retirement or upon approved resignation. When phantom stock is granted, directors elect to receive the distribution in either a lump sum or in up to ten annual installments, an election that directors may change at any time until two years preceding the distribution. Directors receive the value of their phantom stock account immediately upon a change of control.

                             OWNERSHIP OF ITW STOCK

DIRECTORS AND EXECUTIVE OFFICERS

       The following table shows how much ITW common stock the directors, the named executive officers, and all directors and executive officers as a group beneficially owned as of December 31, 2003, except as otherwise noted. The named executive officers are the Chief Executive Officer and the four next most highly compensated executive officers based on compensation earned during 2003.

       Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options that are exercisable currently or that become exercisable within 60 days. Except as otherwise noted, the stockholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.

       The number of shares beneficially owned by each non-management director includes 900 shares (600 shares in the case of Mr. Cantalupo and no shares in the case of Mr. Morrison) of ITW common stock that were granted under the Directors' Restricted Stock Plan, which fully vested in January 2004. The number of the directors' phantom stock units disclosed in the table represents an equivalent number of shares of ITW common stock. Phantom stock units are not transferable and have no voting rights. The units are not included in the "percent of class" calculation.

                                                      SHARES OF COMMON STOCK      PHANTOM      PERCENT
NAME OF BENEFICIAL OWNER                                BENEFICIALLY OWNED      STOCK UNITS    OF CLASS
------------------------                              ----------------------    -----------    --------
Directors (other than Executive Officers)
  William F. Aldinger.............................               7,624(1)          1,065            *
  Michael J. Birck................................              12,499             2,174            *
  Marvin D. Brailsford............................               5,111             2,168            *
  James R. Cantalupo..............................               3,715             1,032            *
  Susan Crown.....................................              11,600(2)          2,192            *
  Don H. Davis, Jr. ..............................               5,147             1,049            *
  Robert C. McCormack.............................          14,194,944(3)          2,192          4.6%
  Robert S. Morrison..............................               2,500(4)          1,007            *
  Harold B. Smith.................................          37,387,275(5)             --         12.1%
Executive Officers
  W. James Farrell................................           1,443,004(6)             --            *
  James M. Ringler................................             607,374(7)             --            *
  Frank S. Ptak...................................             700,282(8)             --            *
  David B. Speer..................................             220,323(9)             --            *
  Jon C. Kinney...................................             181,351(10)            --            *
Directors and Executive Officers as a Group (23
  Persons)........................................          41,716,965(11)        12,879         13.7%

------------
  *  Less than 1%

 (1) Includes 100 shares owned by Mr. Aldinger's spouse, as to which he disclaims beneficial ownership.

 (2) Includes (a) 2,000 shares owned by Ms. Crown's spouse as to which she disclaims beneficial ownership; and (b) 2,000 shares held in trusts of which Ms. Crown's children are beneficiaries and as to which she disclaims beneficial ownership.

 (3) Includes (a) 400 shares owned in a trust as to which Mr. McCormack shares voting and investment power with The Northern Trust Company; and (b) 14,186,380 shares owned in twelve trusts as to which Messrs. McCormack, H.
     B. Smith and The Northern Trust Company are trustees and share voting and investment power.

 (4) These shares were purchased by Mr. Morrison in February 2004.

 (5) Includes (a) 20,540,764 shares owned in twelve trusts as to which Mr. Smith shares voting and investment power with The Northern Trust Company and others; (b) 2,103,080 shares owned in ten trusts as to which he shares voting and investment power; (c) 14,186,380 shares owned in twelve trusts as to which Messrs. McCormack, H. B. Smith and The Northern Trust Company are trustees and share voting and investment power; and (d) 46,735 shares owned by a charitable foundation of which Mr. Smith is a director. Mr. Smith's address is c/o Secretary, Illinois Tool Works Inc., 3600 West Lake Avenue, Glenview, Illinois 60025.

 (6) Includes (a) 16,462 shares owned in a partnership as to which Mr. Farrell shares voting and investment power; (b) 7,632 shares owned in a revocable trust as to which Mr. Farrell has sole voting and investment power; (c) 2,860 shares owned by a charitable foundation of which Mr. Farrell is an officer; (d) 92,400 unvested restricted shares as to which Mr. Farrell has no investment power; (e) 6,962 shares allocated to Mr. Farrell's account in the ITW Savings and Investment Plan; and (f) 1,288,106 shares covered by options exercisable within 60 days.

 (7) Includes (a) 16,500 unvested restricted shares as to which Mr. Ringler has no investment power; (b) 14,270 shares allocated to Mr. Ringler's account in the ITW Savings and Investment Plan; and (c) 481,638 shares covered by options exercisable within 60 days.

 (8) Includes (a) 46,200 unvested restricted shares as to which Mr. Ptak has no investment power; and (b) 542,500 shares covered by options exercisable by Mr. Ptak within 60 days.

 (9) Includes (a) 13,200 unvested restricted shares as to which Mr. Speer has no investment power; (b) 860 shares allocated to Mr. Speer's account in the ITW Savings and Investment Plan; and (c) 196,250 shares covered by options exercisable within 60 days.

(10) Includes (a) 13,200 unvested restricted shares as to which Mr. Kinney has no investment power; (b) 4,825 shares allocated to Mr. Kinney's account in the ITW Savings and Investment Plan; and (c) 147,580 shares covered by options exercisable within 60 days.

(11) Includes 3,597,474 shares covered by options exercisable within 60 days and Mr. Morrison's 2,500 shares.

OTHER PRINCIPAL STOCKHOLDERS

       This table shows, as of December 31, 2003, the only stockholder other than a director that we know to be a beneficial owner of more than 5% of ITW common stock. We maintain a commercial banking relationship with The Northern Trust Company and its wholly owned subsidiaries. The Northern Trust Company is a wholly owned subsidiary of Northern Trust Corporation. Susan Crown, Robert C. McCormack and Harold B. Smith, directors of ITW, are also directors of Northern Trust Corporation and The Northern Trust Company. The commercial banking relationship may involve, but is not strictly limited to the following services: creating and maintaining deposit accounts, credit services, investment banking services, payment and collection services, trade services, credit enhancement or payment guaranty, acting as agent or fiduciary, consulting services, risk management services, and broker dealer services. In addition, The Northern Trust Company serves as the trustee under ITW's principal pension plans. The banking and trustee relationships with The Northern Trust Company are conducted in the ordinary course of business on an arms-length basis. Banking and trustee fees paid to The Northern Trust Company were approximately $1.43 million in 2003.

                      NAME AND ADDRESS                               AMOUNT OF          PERCENT
                    OF BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP    OF CLASS
                    -------------------                         --------------------    --------
The Northern Trust Company..................................        44,754,420(1)        14.5%
50 South LaSalle Street
Chicago, Illinois 60675

------------
(1) The Northern Trust Company and its affiliates act as sole fiduciary or co-fiduciary of trusts and other fiduciary accounts that own an aggregate of 44,754,420 shares. They have sole voting power with respect to 6,533,774 shares and share voting power with respect to 37,077,970 shares. They have sole investment power with respect to 5,226,782 shares and share investment power with respect to 36,611,650 shares. In addition, The Northern Trust Company holds in other accounts, but does not beneficially own,

    17,513,887 shares, resulting in aggregate holdings by The Northern Trust Company of 62,268,307 shares, or 20.02%.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires that ITW's executive officers, directors and greater than 10% stockholders file reports of ownership and changes of ownership of ITW common stock with the SEC and the NYSE. Based on a review of copies of these reports provided to us during fiscal 2003 and written representations from executive officers and directors, we believe that all filing requirements were met during 2003. However, in February 2004, Mr. McCormack was inadvertently late in filing one Form 4 reporting one exempt transaction.

                             EXECUTIVE COMPENSATION

       This table summarizes the compensation of the Chief Executive Officer and the other four most highly compensated executive officers of ITW.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                                                            ------------
                                      ANNUAL COMPENSATION      RESTRICTED    SECURITIES     ALL OTHER
         NAME AND                   ------------------------     STOCK       UNDERLYING    COMPENSATION
    PRINCIPAL POSITION       YEAR   SALARY(1)    BONUS(1)(2)   AWARDS(3)     OPTIONS(3)        (4)
    ------------------       ----   ----------   -----------   ----------   ------------   ------------
W. James Farrell...........  2003   $1,098,085   $2,112,000    $9,287,600          --        $103,848
  Chairman and Chief         2002    1,047,010    1,869,000            --          --         100,199
  Executive Officer          2001      969,240    1,071,630            --     400,000         111,994
James M. Ringler...........  2003   $  750,022   $1,402,500    $1,658,500          --        $ 71,663
  Vice Chairman              2002      750,022    1,297,500            --          --         107,382
                             2001      750,022      826,875            --      75,000         113,097
Frank S. Ptak..............  2003   $  509,221   $  979,200    $4,643,800          --        $ 48,350
  Vice Chairman              2002      488,612      872,200            --          --          50,288
                             2001      452,704      500,535            --     200,000          54,358
David B. Speer.............  2003   $  333,496   $  644,620    $1,326,800          --        $ 31,895
  Executive Vice President   2002      320,073      577,800            --          --          32,449
                             2001      292,768      364,568            --      60,000          32,579
Jon C. Kinney..............  2003   $  363,462   $  489,216    $1,326,800          --        $ 27,985
  Sr. VP & Chief             2002      349,012      436,100            --          --          33,129
  Financial Officer          2001      323,089      238,100            --      60,000          34,482

---------------
(1) Actual salary or bonus earned. Includes amounts deferred by the executive under the Executive Contributory Retirement Income Plan or the Savings and Investment Plan.

(2) Amounts awarded under the Executive Incentive Plan are based on the executive's base salary as of December 31 for that year and paid in the following year.

(3) The restricted stock awards granted under our 1996 Stock Incentive Plan on January 2, 2003 to the Chief Executive Officer and the four next most highly compensated executive officers reflected in this table vest in three equal installments on December 16 in the years 2003, 2004 and 2005. An employee's shares will vest only if he or she is actively employed with ITW on the vesting date, and unvested shares will be forfeited upon retirement, death or disability. Each employee may exercise full voting rights and is entitled to receive all dividends and other distributions paid on the restricted stock from the date of the grant until the stock is forfeited or sold. The December 31, 2003 value of the unvested portion of the restricted stock awards for the Chief Executive Officer and the four next most highly compensated executive officers was: Mr. Farrell, $7,753,284; Mr. Ringler, $1,384,515; Mr. Ptak, $3,876,642; Mr. Speer,
    $1,107,612; and Mr. Kinney, $1,107,612.

(4) Includes company matching contributions in 2003 to the Executive Contributory Retirement Income Plan or the Savings and Investment Plan as follows: Mr. Farrell, $103,848; Mr. Ringler, $71,663; Mr. Ptak, $48,350; Mr. Speer, $31,895; and Mr. Kinney, $27,985.

       In the event of a corporate change (as defined in the 1996 Stock Incentive Plan), each executive officer's unvested restricted stock and stock options previously granted under the 1996 Stock Incentive Plan fully vest. In addition, executives receive a cash payment under the Executive Incentive Plan immediately upon a corporate change. The amount paid under the Executive Incentive Plan equals a portion of the maximum awards payable under the Plan for that year based on the number of days in the year that have elapsed as of the date of corporate change. Executives may also request a distribution of 90% of their Executive Contributory Retirement Income Plan account within 18 months of a corporate change, forfeiting the remaining 10% of the account.

                          OPTION EXERCISES IN 2003 AND
                          YEAR-END 2003 OPTION VALUES

       This table provides information regarding the exercise of options during 2003 and options outstanding at the end of the year for the Chief Executive Officer and the other four most highly compensated executive officers of ITW. The "value realized" is calculated using the difference between the option exercise price and the price of ITW common stock on the date of exercise multiplied by the number of shares acquired upon exercise. The "value of unexercised in-the-money options at fiscal year-end 2003" is calculated using the difference between the option exercise price and $83.91 (the closing price of ITW stock on December 31, 2003, the last trading day of the year) multiplied by the number of shares underlying the option. An option is in-the-money if the market value of ITW common stock is greater than the option's exercise price.

                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                       OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                         SHARES                          YEAR-END 2003             FISCAL YEAR-END 2003
                       ACQUIRED ON     VALUE      ---------------------------   ---------------------------
        NAME            EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----           -----------   ----------   -----------   -------------   -----------   -------------
W. James Farrell.....        --              --    1,288,106       312,500      $40,687,950    $7,485,937
James M. Ringler.....    50,000      $2,815,265      481,638        56,250       21,097,380     1,337,906
Frank S. Ptak........    60,000       2,766,810      542,500       157,500       15,074,237     3,778,012
David B. Speer.......        --              --      196,250        48,750        5,503,268     1,175,456
Jon C. Kinney........    40,975       1,150,532      147,580        48,125        3,608,327     1,157,934

                                RETIREMENT PLANS

       The ITW Retirement Accumulation Plan is our principal defined benefit plan. It covers approximately 23,000 domestic business unit employees, including executive officers. Upon retirement, participants receive benefits based on years of plan participation and average compensation for the five highest years out of the last ten years of employment. For the Chief Executive Officer and the other four most highly compensated officers, compensation includes salary and bonus shown in the Summary Compensation Table. As of January 1, 2001, the plan was amended to provide a defined lump-sum amount at retirement that is convertible to an annuity. Persons who were age 50 or older on January 1, 2001, and had at least five years of plan participation, will receive a benefit that is no less valuable than that provided under the prior plan formula, including early retirement subsidy. Because the Internal Revenue Code imposes limits on those plan benefits, the Board has established a supplemental plan that provides for payments to certain executives equal to benefits that would be paid but for these limitations. The table below shows the estimated annual benefits to be paid under the pension plan and supplemental plan to an individual who was 57 on December 31, 2003 (the median age of all of the executive officers) and who continues to participate in the plans through the plans' normal retirement age of 65, assuming the plan provisions in effect on December 31, 2003 continue until that date. For years of participation prior to 2001, benefits have been computed based on the pension plan formula then in effect and the transition provisions in the amended plan.

                                               ESTIMATED ANNUAL NORMAL RETIREMENT BENEFITS(1)
                         ------------------------------------------------------------------------------------------
                                               YEARS OF PARTICIPATION AT NORMAL RETIREMENT(2)
COMPENSATION                10          15           20            25            30            35            40
------------             --------    --------    ----------    ----------    ----------    ----------    ----------
$ 600,000............    $102,040    $120,770    $  177,145    $  221,432    $  265,718    $  286,552    $  307,387
   850,000...........     145,675     172,586       253,538       316,923       380,308       409,823       439,339
 1,100,000...........     189,309     224,402       329,932       412,415       494,898       533,094       571,291
 1,350,000...........     232,944     276,218       406,325       507,906       609,488       656,365       703,243
 1,600,000...........     276,579     328,034       482,718       603,398       724,077       779,636       835,195
 2,000,000...........     346,395     410,939       604,948       756,184       907,421       976,870     1,046,318
 2,500,000...........     433,665     514,571       757,734       947,168     1,136,601     1,223,412     1,310,222
 3,000,000...........     520,935     618,202       910,521     1,138,151     1,365,781     1,469,954     1,574,126
 3,500,000...........     608,204     721,834     1,063,307     1,329,134     1,594,961     1,716,495     1,838,030
 4,000,000...........     695,474     825,466     1,216,094     1,520,117     1,824,141     1,963,037     2,101,934

---------------
(1) Calculations of benefits in terms of 2003 dollars are based on 4% annual pay increases before and after 2001, 4% annual increases in Social Security Covered Compensation from 2003, and a 30-year Treasury rate average (used to convert defined lump sum benefits into an annuity) of 5.07% (monthly average for December 2003).

(2) Actual years of participation as of December 31, 2003 for the Chief Executive Officer and the other four most highly compensated executive officers were as follows: Mr. Farrell, 38.5 years; Mr. Ringler, 14.0 years (10.0 of which were granted as consideration for his employment by ITW); Mr. Ptak, 28.1 years; Mr. Speer, 25.5 years; and Mr. Kinney, 31.2 years. Mr. Ringler's benefit for 9.9 years of participation in the Premark International, Inc. pension plans (in which the formula produced a lesser benefit than the ITW plans had) prior to our merger with Premark was added to his benefits under the ITW plans as of December 31, 2000 and will be adjusted in the future for increases in average pay since 2000.

       In addition, under ITW's 1982 Executive Contributory Retirement Income Plan, Mr. Farrell is eligible to receive an annual benefit of $113,529 for 15 years beginning at the normal retirement age of 65.

                      EQUITY COMPENSATION PLAN INFORMATION

       The following table provides information as of December 31, 2003 about ITW's existing equity compensation plans.

                                                                                              (C)
                                                                                     NUMBER OF SECURITIES
                                              (A)                     (B)           REMAINING AVAILABLE FOR
                                     NUMBER OF SECURITIES      WEIGHTED-AVERAGE      FUTURE ISSUANCE UNDER
                                       TO BE ISSUED UPON       EXERCISE PRICE OF      EQUITY COMPENSATION
                                    EXERCISE OF OUTSTANDING       OUTSTANDING          PLANS (EXCLUDING
                                     OPTIONS, WARRANTS AND     OPTIONS, WARRANTS    SECURITIES REFLECTED IN
PLAN CATEGORY                               RIGHTS                AND RIGHTS              COLUMN(A))
-------------                       -----------------------   -------------------   -----------------------
Equity compensation plans approved
  by security holders.............        10,021,026                $57.57                 9,943,499(2)
Equity compensation plans not
  approved by security holders....            13,723(1)                 --                   338,850(3)
                                          ----------                ------                ----------
Total.............................        10,034,749                $57.57                10,282,349
                                          ==========                ======                ==========

------------
(1) Represents shares credited to directors' accounts for annual retainer and meeting fees deferred pursuant to the Non-Employee Directors' Fee Conversion Plan. A description of the Plan can be found on page 10. Not included in this figure are 17,574 shares subject to outstanding options under the Premark International, Inc. Director Stock Plan having an aggregate weighted-average exercise price of $29.20.
(2) These shares remain available for issuance under the 1996 Stock Incentive Plan. This amount excludes 524,481 shares of unvested restricted stock granted pursuant to the 1996 Stock Incentive Plan and 2,100 shares of unvested restricted stock granted pursuant to the Directors' Restricted Stock Plan.
(3) This amount includes 309,113 shares available for issuance under the Premark International, Inc. Director Stock Plan and 29,737 shares available for issuance under the Non-Employee Directors' Fee Conversion Plan.

PREMARK INTERNATIONAL, INC. DIRECTOR STOCK PLAN AND 1994 INCENTIVE PLAN

       Pursuant to the terms of our merger with Premark International, Inc. in 1999, we assumed Premark's Director Stock Plan and 1994 Incentive Plan. At last year's Annual Meeting, our stockholders approved the merger of Premark's 1994 Incentive Plan into the Illinois Tool Works 1996 Stock Incentive Plan. Premark's Director Stock Plan permitted a Premark director to elect annually to receive his or her retainer fees in the form of an option to purchase Premark stock rather than in cash. Under the plan, these options had a ten-year term and vested upon consummation of our merger with Premark. The options were granted at a discount to the fair market value of Premark stock on the grant date, with the amount of the discount based on the percentage of fees deferred. This Plan was approved by Premark's stockholders. While ITW has the ability to do so, it has not granted, and thus far does not intend to grant, additional awards under this plan. Shares remaining available for issuance pursuant to this plan are included in the table above under the caption "Equity compensation plans not approved by security holders."

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

       The Compensation Committee of the Board of Directors is composed of six directors who meet the independence requirements of the New York Stock Exchange. The Committee administers ITW's compensation plans for key employees, including the Executive Incentive Plan and the 1996 Stock Incentive Plan. The Committee also approves compensation levels for executive officers and recommends the CEO's compensation for approval by the independent Board members. In making its recommendations, the Committee considers management's contribution to ITW's long-term growth. One long-term performance factor that the Committee considers is ITW's total stockholder return, which is measured by capital appreciation and reinvested dividends. For the five and ten year periods ending December 31, 2003, the compound annual stockholder rate of return was 9% and 17%, respectively. For the same periods, the rate of return on the Standard & Poor's 500 Index was -1% and 11%, respectively, and the rate of return on the Standard & Poor's Industrial Machinery Index was 10% and 13%, respectively.

       Compensation for executive officers is composed of base salary, a cash bonus based on performance and stock incentives. The Committee believes that the stock incentive and cash bonus components align the executive officers' performance with stockholder interests. The Committee's philosophy is to provide executives with total compensation that reflects their relative performance against a group of comparable industrial companies.

       BASE SALARY. In establishing and recommending base salaries for the Chief Executive Officer and other executive officers, the Committee considers compensation information of a peer group of comparable industrial companies. This peer group includes some of the same companies as the S&P Industrial Machinery and the S&P Industrial Conglomerates Indices used for the Company Performance graphs on pages 21 and 22. In determining base salary, the Committee considers the executive officer's past performance and potential future performance, as well as ITW's net income and the operating income of the business units that the officer oversees. The Committee's objective is to target base salaries of the Chief Executive Officer and the other executive officers at the 50th percentile of the peer group.

       BONUS. Executive officers receive annual cash bonuses under the Executive Incentive Plan based on predetermined financial and non-financial objectives. Executive officers may elect to take up to half of their annual cash bonus in ITW common stock. The maximum bonus opportunities range from 70% to 200% of base salary and reflect a more competitive position with the peer group of comparable industrial companies and increase the percentage of executive total compensation that is at risk. The Chief Executive Officer, Vice Chairmen and certain executive officers can earn half of the maximum bonus opportunity if ITW's net income is at least 120% of targeted plan. The other half of the maximum bonus opportunity relates to the individual's performance measured against predetermined management goals, for example, succession planning, cost reduction targets, market penetration, acquisition planning and a variety of other objectives specifically related to the individual unit's performance. For the Executive Vice Presidents, one-eighth of the maximum bonus opportunity is based on ITW's net income, three-eighths is based on the operating income of the operating units for which the individual is responsible, and the remaining one-half is based on the individual's performance measured against evaluation factors similar to the Chief Executive Officer's. For 2003, the average bonus received by executive officers was approximately 91.5% of the maximum award.

       STOCK INCENTIVES. The Chief Executive Officer, executive officers and certain other key employees participate in the 1996 Stock Incentive Plan, principally through the grant of stock options and restricted stock. The magnitude of a stock incentive award is based on the executive officer's performance and the officer's ability to influence ITW's long-term growth and profitability. Options are priced at fair market value on the date of grant.

       STOCK OWNERSHIP GUIDELINES. The Board of Directors and the Compensation Committee have established stock ownership guidelines to further their objective of aligning the interests of executive officers and directors with stockholder interests. These guidelines apply to elected and appointed corporate officers, as well as to non-employee directors. Recommended stock ownership as a multiple of executive officers' base salaries and of directors' annual retainers is as follows: Chief Executive Officer, five times; Vice Chairmen and Executive Vice Presidents, three times; Senior Vice Presidents, two times; Vice Presidents, one time; and non-employee directors, four times. The Committee recommends that an executive officer or non-employee director achieve the applicable ownership level within five years. As of December 31, 2003, all officers and directors who have been in their position for five or more years have satisfied the guidelines.

       The Committee grants stock awards under the 1996 Stock Incentive Plan and believes that these grants are an effective incentive for executive officers to create value for stockholders. The Committee did not grant stock option awards to any domestic employees in 2003. On January 2, 2004, the Compensation Committee granted restricted stock to certain key domestic employees. The shares will vest in three equal installments on December 16, and 2005 and on December 18, 2006. An employee's shares will vest only if he or she is actively employed with ITW on the vesting date, and unvested shares will be forfeited upon retirement, death or disability. Each employee may exercise full voting rights as to the restricted stock and is entitled to receive all dividends and other distributions paid on the restricted stock from the date of the grant until the stock is forfeited or sold.

       Internal Revenue Code Section 162(m) limits the deductibility of compensation in excess of $1,000,000 paid to each of the Chief Executive Officer and the other four most highly compensated executive officers. Certain performance based and deferred compensation is not included in compensation counted for purposes of the limit. The Committee recognizes its obligation to reward performance that increases shareholder value and exercises its discretion in determining whether or not to conform ITW's executive compensation plans to the approach provided for in the Code.

                                         William F. Aldinger, Chairman
                                         Michael J. Birck
                                         James R. Cantalupo
                                         Susan Crown
                                         Robert C. McCormack
                                         Robert S. Morrison

                              COMPANY PERFORMANCE

       Shown below are two graphs covering a five-year comparison and a ten-year comparison of cumulative total returns for ITW, the Standard & Poor's (S&P) 500 Composite Index, the S&P Industrial Conglomerates Index and the S&P Industrial Machinery Index. In 2002, the S&P replaced the S&P Diversified Manufacturing Index with the S&P Industrial Conglomerates and S&P Industrial Machinery Indices. The graphs assume an investment of $100 on December 31, 1998 for the five-year period and December 31, 1993 for the ten-year period, including reinvestment of dividends. Total returns are based on market capitalization.

                          FIVE-YEAR PERFORMANCE GRAPH

                              (PERFORMANCE GRAPH)

                              12/98        12/99        12/00        12/01        12/02        12/03
                           -----------  -----------  -----------  -----------  -----------  -----------
------------------------------------------------------------------------------------------------------------
 Illinois Tool Works Inc.    $100.00      $117.60      $105.07      $121.15      $117.63      $154.27
 S&P 500                     $100.00      $121.04      $110.02      $ 96.95      $ 75.52      $ 97.18
 S&P Industrial Machinery    $100.00      $114.08      $108.60      $114.94      $113.95      $157.66
 S&P Industrial
    Conglomerates            $100.00      $144.12      $144.98      $130.23      $ 77.46      $104.47
------------------------------------------------------------------------------------------------------------

                           TEN-YEAR PERFORMANCE GRAPH

                              (PERFORMANCE GRAPH)

                                 12/93      12/94      12/95      12/96      12/97      12/98      12/99      12/00      12/01
                               ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
--------------------------------------------------------------------------------------------------------------------------------
 Illinois Tool Works Inc.       $100.00    $114.05    $155.66    $212.86    $323.37    $314.73    $370.12    $330.67    $381.30
 S&P 500                        $100.00    $101.32    $139.40    $171.40    $228.59    $293.91    $355.76    $323.37    $284.93
 S&P Industrial Machinery       $100.00    $100.00    $130.59    $163.59    $223.03    $211.99    $241.84    $230.22    $243.68
 S&P Industrial
   Conglomerates                $100.00    $100.00    $138.66    $192.96    $277.06    $380.24    $548.00    $551.28    $495.17
--------------------------------------------------------------------------------------------------------------------------------

                                 12/02      12/03
                               ---------  ---------
------------------------------------------------------------
 Illinois Tool Works Inc.       $370.20    $485.52
 S&P 500                        $221.96    $285.63
 S&P Industrial Machinery       $241.57    $334.22
 S&P Industrial
   Conglomerates                $294.53    $397.24
-----------------------------------------------------------------

                         REPORT OF THE AUDIT COMMITTEE

       The Audit Committee of the Board of Directors is composed of five independent directors, as defined in the listing standards of the New York Stock Exchange. In addition, the Board of Directors has determined that all Audit Committee members are "financially literate" and that at least one member meets the New York Stock Exchange standard of having accounting or related financial management expertise. The Board of Directors has also determined that Messrs. Aldinger, Birck, Cantalupo and Davis meet the SEC criteria of "audit committee financial expert". The Audit Committee operates under a written charter adopted by the Board of Directors, which was reviewed and revised in February 2004 and which is attached to this proxy statement as Appendix A.

       The Committee is responsible for providing oversight to ITW's financial reporting process through periodic meetings with ITW's independent auditors, internal auditors and management in order to review accounting, auditing, internal controls and financial reporting matters. The Committee is also responsible for assisting the Board in overseeing: (a) the integrity of ITW's financial statements; (b) ITW's compliance with legal and regulatory requirements; (c) the independent auditors' qualifications, independence and performance; and (d) the performance of ITW's internal audit function. ITW's management is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Committee, in carrying out its role, relies on ITW's senior management, including senior financial management, and its independent auditors.

       We have reviewed and discussed with senior management the audited financial statements included in the 2003 Annual Report to Stockholders. Management has confirmed to the Committee that the financial statements have been prepared in conformity with generally accepted accounting principles.

       We have reviewed and discussed with Deloitte & Touche LLP, ITW's independent auditors, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committee) under which Deloitte & Touche LLP must provide us with additional information regarding the scope and results of its audit of ITW's financial statements. This information includes: (1) Deloitte & Touche LLP's responsibility under generally accepted auditing standards; (2) significant accounting policies; (3) management judgments and estimates; (4) any significant audit adjustments; (5) any disagreements with management; and (6) any difficulties encountered in performing the audit.

       We have received from Deloitte & Touche LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Deloitte & Touche LLP and ITW that in its professional judgment may reasonably be thought to bear on independence. Deloitte & Touche LLP has discussed its independence with us, and has confirmed in the letter that, in its professional judgment, it is independent of ITW within the meaning of the federal securities laws.

       The Committee also discussed with ITW's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets periodically with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of ITW's internal controls, and the overall quality of ITW's financial reporting.

       Based on the review and discussions described above, we have recommended to the Board of Directors that the audited financial statements included in ITW's 2003 Annual Report to Stockholders be included in ITW's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2003.

                                         James R. Cantalupo, Chairman
                                         William F. Aldinger
                                         Michael J. Birck
                                         Marvin D. Brailsford
                                         Don H. Davis, Jr.

                       RATIFICATION OF THE APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

       The Audit Committee plans to engage Deloitte & Touche LLP to serve as ITW's independent public accountants for the fiscal year ending December 31, 2004. Deloitte & Touche LLP has been employed to perform this function for ITW since 2002.

       On May 10, 2002, the Board of Directors, upon recommendation of the Audit Committee, decided to dismiss ITW's independent auditors, Arthur Andersen LLP, and to engage the services of Deloitte & Touche LLP as its new independent auditors. The audit reports of Arthur Andersen LLP on ITW's consolidated financial statements as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through May 10, 2002, there were no disagreements between ITW and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen LLP's satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its reports. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934 occurred within the fiscal years ended December 31, 2001 and 2000 or within the interim period through May 10, 2002.

AUDIT FEES

       Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the "Deloitte Entities") will bill us approximately $4,653,000 for professional services in connection with the 2003 audit, as compared to $3,390,000 for the 2002 audit. These fees relate to: (i) the audit of the annual financial statements included in our Annual Report on Form 10-K; (ii) the review of the quarterly financial statements included in our Quarterly Reports on Form 10-Q; and (iii) statutory audits.

AUDIT-RELATED FEES

       During 2003 and 2002, the Deloitte Entities billed us approximately $1,155,000 and $615,000, respectively, for audit-related services. These fees relate to work performed with respect to consulting on actions required by the Sarbanes-Oxley Act of 2002, acquisition-related due diligence, disposition audit fees and other technical accounting assistance.

TAX FEES

       These fees include work performed by the Deloitte Entities for 2003 and 2002 with respect to tax compliance services ($6,183,000 and $1,489,000, respectively) and tax planning services ($3,852,000 and $4,115,000, respectively).

ALL OTHER FEES

       The aggregate fees for all other services rendered by the Deloitte Entities for 2003 and 2002 were approximately $89,000 and $158,000, respectively. These fees relate primarily to risk reviews performed at operating units.

AUDIT COMMITTEE PRE-APPROVAL POLICIES

       The Audit Committee has adopted policies and procedures for pre-approving all non-audit related work performed by ITW's independent auditors. The Committee will annually pre-approve services in specified accounting, acquisition and tax-related areas. The Committee also annually pre-approves the budget for annual GAAP, statutory and benefit-plan audits. ITW's management provides quarterly updates to the Committee regarding actual year-to-date expenditures for non-audit services. The Committee regularly determines whether specific projects or expenditures could potentially affect the independence of ITW's independent auditors.

       Although we are not required to do so, we believe that it is appropriate for us to request stockholder ratification of the appointment of Deloitte & Touche LLP as our independent auditors. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders' rejection and reconsider the appointment. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity to make a statement and respond to questions.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT
                            OF DELOITTE & TOUCHE LLP

                                   APPENDIX A

                            ILLINOIS TOOL WORKS INC.

                           CHARTER OF AUDIT COMMITTEE

1. PURPOSE

The Audit Committee will assist the Board of Directors of the Company in fulfilling its responsibilities with respect to matters involving the accounting, financial reporting and internal control functions of the Company and its subsidiaries. This will include assisting the Board in overseeing: (a) the integrity of the Company's financial statements, (b) the Company's compliance with legal and regulatory requirements, (c) the independent auditors' qualifications, independence and performance, and (d) the performance of the Company's internal audit function. The Audit Committee also will prepare the Audit Committee report that the United States Securities and Exchange Commission ("SEC") rules require to be included in the Company's annual proxy statement.

2. MEMBERSHIP AND QUALIFICATION

The Audit Committee, a standing committee of the Board, will be composed of three or more independent directors meeting the requirements of the Corporate Governance Standards of the New York Stock Exchange ("NYSE") as well as applicable laws and regulations of the SEC, as such requirements are interpreted by the Board of Directors in its business judgment. Directors fees, including committee fees, are the only compensation that an Audit Committee Member may receive from the Company. The Committee members shall be elected annually by the Board.

  A) SPECIAL LIMITATION

If an Audit Committee member simultaneously serves on the audit committees of more than three public companies, the Board must determine that such simultaneous service would not impair such member's ability to serve effectively on the Company's Audit Committee and such determination by the Board must be disclosed in the Company's annual proxy statement.

  B) SPECIAL QUALIFICATIONS

Each member of the Audit Committee shall, in the judgment of the Board, be financially literate, as such requirements are interpreted by the Board of Directors in its business judgment and have the ability to read and understand the Company's basic financial statements or shall, promptly following his or her appointment, obtain adequate training to achieve such literacy and ability. In addition, at least one member of the Audit Committee must have accounting or related financial management expertise, as such requirements are interpreted by the Board of Directors in its business judgment. The Board of Directors may presume that a member of the Audit Committee who satisfies the definition of an "audit committee financial expert" as defined in Regulation S-K has accounting or related financial expertise.

3. MEETINGS AND OTHER ACTIONS

The Committee will hold a sufficient number of meetings every twelve months to discharge its duties adequately. The Committee will keep minutes of its meetings, and will regularly report to the Board on its activities, making recommendations as appropriate.

  - As part of its meetings, the Committee shall meet separately, periodically, with management, with the Company's internal auditors, and with the Company's independent auditors.

4. KEY RESPONSIBILITIES AND AUTHORITY

The Committee's job is one of oversight and it is not responsible for preparing the Company's financial statements, planning the audit of those financial statements or determining that the Company's financial statements and disclosures are complete and accurate in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditors. Additionally, the Committee recognizes the Company's financial management, including the internal audit staff, as well as the Company's independent auditors, have more time, knowledge and detailed information on the Company than do Committee members.

In carrying out its duties and responsibilities, the following are within the responsibilities and authority of the Committee. The Committee shall not allocate any of its functions to a different committee.

  A) INTERNAL CONTROLS

The Committee shall:

  - Evaluate major issues as to the adequacy of the Company's internal controls and any special audit steps the independent auditor adopted in light of material control deficiencies.

  - Review and discuss with management (including the senior internal audit executive) and the independent auditor, the Company's internal controls report and the independent auditors' attestation of the report prior to the filing of the Company's Form 10-K.

  - Review disclosures made (if any) by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

  B) FINANCIAL REPORTING GENERALLY

In connection with its general oversight of the Company's financial reporting, the Committee shall:

  - Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the financial statements and review with management and the independent auditors any analyses prepared by management or the Company's independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

  - Review with management and the independent auditors all critical accounting policies and practices to be used, and management's proposals regarding: new accounting pronouncements; the adoption of, and changes of choice regarding, material accounting principles and practices to be followed when preparing the financial statements of the Company; and the alternative principles and practices that could have been followed and the treatment preferred by the independent auditor.

  - Review with management and the independent auditors the effect of regulatory and accounting initiatives, as well as off-balance sheet structures (if any), on the Company's financial statements.

  - Inquire as to whether the independent or internal auditors have any concerns regarding:

      - The possibility of significant accounting or reporting risks or exposures;

      -  The appropriateness and quality of significant accounting treatments;

      - Any material business transactions that may affect the fair presentation of the Company's financial condition or results of operations; or

      - Any material weaknesses in or major issues as to the adequacy of the Company's internal control systems.

  -  Establish procedures for:

      - The receipt, retention and treatment of any complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

      - The confidential, anonymous submission by employees of the Company of any concerns regarding questionable accounting or auditing matters.

  - Establish a procedure whereby management submits to the Committee on a pre-issuance basis information to be disclosed and types of presentations to be made in quarterly earnings press releases (paying particular attention to any use of "pro forma" or "adjusted" non-GAAP information), as well as review any financial information and earnings guidance provided to analysts and rating agencies. (This may be done generally and need not occur in advance of each earnings release or each instance in which the Company may provide earnings guidance.)

  C) ANNUAL FINANCIAL STATEMENTS

In connection with the preparation and audit of the Company's annual financial statements, the Committee shall:

  - Review with the independent auditors in private session without any members of management being present, whether there have been (and if so the nature of) any audit problems or difficulties and any related responses by management.

  - Meet with management and the independent auditors to review and discuss the annual financial statements and related notes, as well as the related Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A"). The Committee also shall make a recommendation to the Board regarding inclusion of such financial statements, related notes and the related MD&A in the Company's Annual Report on Form 10-K.

  D) INTERIM FINANCIAL STATEMENTS

  - With respect to the Company's interim financial statements, the Committee shall review the interim financial statements and any related notes, as well as the related MD&A, prior to public issuance.

  E) INTERNAL AUDITORS

The Committee shall oversee the activities and programs administered by those responsible for the Company's internal audit function and shall meet with the Company's senior internal audit executive periodically (at least once a year) in a private session to discuss matters that the Committee or the internal auditors believe should be discussed.

  F) INDEPENDENT AUDITORS

The Committee shall be responsible for the oversight of the Company's independent auditors (including resolution of disagreements between management and the auditor regarding financial reporting). The Company's independent auditors shall report directly to the Audit Committee. In connection with such oversight, the Committee shall:

  - Have sole authority to select, hire and fire the Company's independent auditors, to pre-approve all fees and other terms of the audit engagement and to pre-approve any non-audit relationship with the independent auditors.

  - Meet with the independent auditors prior to the audit to discuss the planning and staffing of the audit.

  - Meet with the independent auditors at least once a year in private session without any members of management being present to discuss matters that the Committee or the independent auditors believe should be discussed, including without limitation any audit problems or difficulties and management's response; the responsibilities, budget and staffing of the Company's internal audit function; and discussion items contemplated elsewhere in this Charter.

  - Obtain and review, at least annually, a report from the independent auditors that describes: the independent auditing firm's internal quality-control procedures; and any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

  - Obtain and review, at least annually, a report from the independent auditors that describes all relationships between the independent auditors and the Company including the amount and nature of all related compensation.

  - Evaluate periodically the independent auditors and the partner in charge of performing the Company's audit. Ensure the rotation of the audit partners as required by law. The Audit Committee shall present its conclusions with respect to the independent auditors to the Board.

  - Set hiring policies for employees or former employees of the Company's independent auditors.

  G) OTHER RESPONSIBILITIES

The Committee also shall:

  - Review and evaluate the Company's policies and practices with respect to risk assessment and risk management, including the Company's major financial risk exposures and steps taken by management to monitor and control such exposures.

  - If deemed appropriate, initiate special investigations into matters within the Committee's scope of responsibilities or as delegated by the Board of Directors.

  - Review the legal affairs and environmental, safety and health matters that may have a material impact on the Company's financial statements or the Company's compliance policies at least annually.

  - Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company's financial statements or accounting policies.

  -  Perform an annual self-evaluation of the Committee's performance.

  -  Review and assess the adequacy of this Charter annually.

5. ADDITIONAL RESOURCES

  - The Committee shall have the right to hire independent accounting experts, lawyers and other consultants to assist and advise the Committee in connection with its responsibilities.

  - The Committee may request any other director, officer or employee of the Company or the Company's outside counsel to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

6. FUNDING

The Committee shall determine, and the Company shall provide, appropriate funding, for payment of:

  - Compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audits, review or attest services for the Company;

  - Compensation to any advisers employed by the Audit Committee in carrying out its duties hereunder; and

  - Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

                                   APPENDIX B

                CATEGORICAL STANDARDS FOR DIRECTOR INDEPENDENCE

I.    INTRODUCTION

To be considered independent, a director of the Company must meet all of the following categorical standards. In addition, a director who is a member of the Company's Audit Committee must meet the heightened criteria set forth below in
Section IV to be considered independent for the purposes of membership on the Audit Committee. These categorical standards may be amended from time to time by the Company's Board of Directors.

Directors who do not meet these categorical standards for independence can also make valuable contributions to the Company and its Board of Directors by reason of their knowledge and experience.

In addition, if a director meets the standards set forth below, a director will not be considered independent unless the Board of Directors of the Company affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making its determination, the Board of Directors shall broadly consider all relevant facts and circumstances. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

II.   DEFINITIONS

An "immediate family member" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's home. When considering the application of the three-year period referred to in each of paragraphs III.1 through III.5 below, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

The "Company" includes any subsidiary in its consolidated group.

III.  STANDARDS FOR DIRECTORS

The following standards have been established to determine whether a director of the Company is independent:

1. A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship. Employment as an interim Chairman or CEO shall not disqualify a director from being considered independent following that employment.

2. A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation. Compensation received by a director for former service as an interim Chairman or CEO need not be considered in determining independence under this test. Compensation received by an immediate family member for service as a non-executive employee of the Company need not be considered in determining independence under this test.

3. A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company is not "independent" until three years after the end of the affiliation or the employment or auditing relationship.

4. A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company's present executives serve on that company's compensation committee is not "independent" until three years after the end of such service or the employment relationship.

5. A director who is an executive officer or an employee, or whose immediate family member is an executive officer of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues is not "independent" until three years after falling below such threshold.(1)

6. The three-year period referred to in paragraphs III.1 through III.5 above will be applied consistently with the New York Stock Exchange's transition rules, which permit a one year look-back period until November 4, 2004. Accordingly, until November 4, 2004, a one-year period, rather than a three-year period, shall apply to the determination of independence and the application of paragraphs III.1 through III.5 above.

7. Stock ownership in the Company by directors is encouraged and the ownership of a significant amount of stock, by itself, does not bar a director from being independent.

IV.  STANDARDS FOR AUDIT COMMITTEE MEMBERS

In addition to satisfying the criteria set forth in Section III above, directors who are members of the Company's Audit Committee will not be considered independent for purposes of membership on the Audit Committee unless they satisfy the following criteria:

1. A director who is a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee, accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any subsidiary thereof, provided that, unless the rules of the New York Stock Exchange provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service).

2. A director who is a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee, be an affiliated person of the Company or any subsidiary thereof.

3. If an Audit Committee member simultaneously serves on the audit committees of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of such member to serve effectively on the Company's Audit Committee.

---------------

(1)In applying this test, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Company and the director or immediate family member's current employer; the Company need not consider former employment of the director or immediate family member. Charitable organizations shall not be considered "companies" for purposes of this test, provided however, that the Company shall disclose in its annual proxy statement any charitable contributions made by the Company to any charitable organization in which a director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such charitable organization's consolidated gross revenues.

                                                                               +
(ILLINOIS TOOL WORKS INC. LOGO)
                                                 000000 0000000000 0 0000

                                                 000000000.000 ext
                                                 000000000.000 ext
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MR A SAMPLE                                      000000000.000 ext
DESIGNATION (IF ANY)                             000000000.000 ext
ADD 1                                            000000000.000 ext
ADD 2                                            000000000.000 ext
ADD 3
ADD 4
ADD 5
ADD 6                                            C 1234567890       J N T


                                                 [ ]  Mark this box with an X if
                                                      you have made changes to
                                                      your name or address
                                                      details above.


ANNUAL MEETING PROXY CARD


A ELECTION OF DIRECTORS                          PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.
1. The Board of Directors recommends a vote FOR the listed nominees.

                               FOR  WITHHOLD                                 FOR  WITHHOLD                            FOR  WITHHOLD

01 - William F. Aldinger       [ ]  [ ]          05 - Susan Crown            [ ]  [ ]        09 - Robert S. Morrison  [ ]  [ ]

02 - Michael J. Birck          [ ]  [ ]          06 - Don H. Davis, Jr.      [ ]  [ ]        10 - Harold B. Smith     [ ]  [ ]

03 - Marvin D. Brailsford      [ ]  [ ]          07 - W. James Farrell       [ ]  [ ]

04 - James R. Cantalupo        [ ]  [ ]          08 - Robert C. McCormack    [ ]  [ ]


B ISSUES                                                          C NON-PROPOSAL
2. The Board of Directors recommends a vote FOR the following proposal.

                                          FOR  AGAINST  ABSTAIN                                                            I CONSENT
Ratification of the appointment of        [ ]    [ ]      [ ]     1. Until contrary notice to the Corporation, I              [ ]
Deloitte & Touche LLP.                                               consent to access all future notices of annual
                                                                     meetings, proxy statements, and annual reports
                                                                     issued by the Corporation over the internet.
                                                                     SEE REVERSE FOR DETAILS.

D AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your full title in the space provided.


Signature 1 - Please keep signature within the box          Signature 2 - Please keep signature within the box     Date (mm/dd/yyyy)
[                            ]                              [                               ]                      [  ]/[  ]/[    ]

Please print your title here                                Please print your title here
[                            ]                              [                               ]


                                                            1 U P X   H H H  P P P P  0031781                                    +

PROXY - ILLINOIS TOOL WORKS INC.

3600 WEST LAKE AVENUE, GLENVIEW, ILLINOIS 60025

ANNUAL MEETING OF STOCKHOLDERS MAY 7, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder of Illinois Tool Works Inc. ("ITW") hereby appoints Marvin D. Brailsford, Susan Crown and Harold B. Smith, or any of them, with full power of substitution, to act as proxies at the Annual Meeting of Stockholders of ITW to be held in Chicago, Illinois on May 7, 2004 with authority to vote as directed by this Proxy at the meeting, and any adjournments of the meeting, all shares of common stock of ITW registered in the name of the undersigned.

IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.


                            ILLINOIS TOOL WORKS INC.

                          ANNUAL MEETING OF STOCKHOLDERS
                               FRIDAY, MAY 7, 2004

                     THE NORTHERN TRUST COMPANY (6TH FLOOR)
                            50 SOUTH LASALLE STREET
                                CHICAGO, ILLINOIS

              ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE


Illinois Tool Works Inc. provides its annual reports and proxy solicitation materials, including notices to shareholders of annual meetings and proxy statements, over the internet. If you give your consent to access these documents over the internet, ITW will advise you when these documents become available. Providing these documents over the internet will reduce ITW's printing and postage costs. Once you give your consent, it will remain in effect until you notify ITW that you wish to resume mail delivery of its annual reports and proxy statements. Even though you give your consent, you still have the right at any time to request copies of these documents.

To give your consent, mark the appropriate box located on the reverse side of this Proxy Card.


INSTRUCTIONS FOR VOTING BY THE INTERNET, TELEPHONE OR MAIL

Illinois Tool Works Inc. encourages you to take advantage of new and convenient ways to vote your shares for proposals to be covered at the Annual Meeting of Stockholders. Please take this opportunity to use one of the three voting methods detailed below to vote your shares. Voting is easier than ever.


(TELEPHONE GRAPHIC)                              (COMPUTER MOUSE GRAPHIC)                       (MAILBOX GRAPHIC)
TO VOTE USING THE TELEPHONE                      TO VOTE USING THE INTERNET                     TO VOTE BY MAIL
(WITHIN U.S. AND CANADA)
o Call toll free 1-866-668-0870 in the United    o Go to the following web site:               o Mark, sign and date the proxy card.
States or Canada any time on a touch tone          WWW.COMPUTERSHARE.COM/US/PROXY
telephone. There is NO CHARGE to you for                                                       o Return the proxy card in the
the call.                                        o Enter the information requested on your       postage-paid envelope provided.
                                                   computer screen and follow the
o Follow the simple instructions provided by       simple instructions.
the recorded message.


             C0123456789                                                   12345

IF YOU VOTE BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL BACK THIS PROXY
CARD.
PROXIES SUBMITTED BY TELEPHONE OR THE INTERNET MUST BE RECEIVED BY 1:00 A.M., (CST), ON MAY 7, 2004.
THANK YOU FOR VOTING